SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

The Goldman Sachs Group, Inc.	Vesey Street Investment Trust I
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State of incorporation or organization)	(State of incorporation or organization)

13-4019460	45-6749071
(IRS Employer Identification No.)	(IRS Employer Identification No.)

200 West Street, New York, New York	c/o The Goldman Sachs Group, Inc. 200 West Street, New York, New York
(Address of principal executive offices)	(Address of principal executive offices)

10282	10282
(Zip Code)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.404% Senior Guaranteed Trust Securities due 2016	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-176914 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The descriptions of the 4.404% Senior Guaranteed Trust Securities due 2016 (the “Trust Securities”) set forth under the sections “Specific Terms of the Senior Guaranteed Securities” and “Description of the Trust, the Senior Guaranteed Securities, the Guarantee and the Notes” in the final prospectus supplement dated July 17, 2012, filed with the Securities and Exchange Commission (the “Commission”) on July 19, 2012, and under the sections “Description of the Senior Guaranteed Securities”, “Description of the Guarantees” and “Description of the Junior Subordinated Notes” in the prospectus dated February 16, 2012, included in the Post-Effective Amendment No. 1 to the Registration Statement (the “Registration Statement”) on Form S-3 (No. 333-176914) of The Goldman Sachs Group, Inc. and Vesey Street Investment Trust I, filed with the Commission on February 16, 2012, are incorporated herein by reference. The Trust Securities are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. to the extent described in the final prospectus supplement.

Item 2. Exhibits.

1.	The Subordinated Debt Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, incorporated herein by reference to Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965) for the fiscal year ended November 28, 2003.

2.	Certificate of Trust of Vesey Street Investment Trust I, incorporated herein by reference to Exhibit 4.98 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-176914).

3.	Third Supplemental Indenture to the Subordinated Debt Indenture between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as Trustee, incorporated herein by reference to Exhibit 99.4 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A filed with the Commission on May 17, 2007 (File No. 001-14965).

4.	Fifth Supplemental Indenture to the Subordinated Debt Indenture between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as Trustee, incorporated herein by reference to Exhibit 4.93 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-176914).

5.	Seventh Supplemental Indenture to the Subordinated Debt Indenture between The Goldman Sachs Group, Inc., as Issuer, and The Bank of New York Mellon, as Trustee, incorporated herein by reference to Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K filed with the Commission on July 20, 2012.

6.	Amended and Restated Declaration of Trust, among The Goldman Sachs Group, Inc. as Sponsor, The Bank of New York Mellon, as Property Trustee, BNY Mellon Trust of Delaware, as Delaware Trustee, the Administrative Trustees and the several Holders of the Trust Securities of Vesey Street Investment Trust I, incorporated herein by reference to Exhibit 4.3 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K filed with the Commission on July 20, 2012.

7.	Guarantee Agreement between The Goldman Sachs Group, Inc., as Guarantor, and The Bank of New York Mellon, as Guarantee Trustee, incorporated herein by reference to Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K filed with the Commission on July 20, 2012.

8.	Form of certificate representing the Trust Securities, included in Exhibit 6.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, The Goldman Sachs Group, Inc. and Vesey Street Investment Trust I have duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 20, 2012	THE GOLDMAN SACHS GROUP, INC.

	By:	/s/ Ellis J. Whipple
		Name:	Ellis J. Whipple
		Title:	Authorized Person

VESEY STREET INVESTMENT TRUST I

	By:	/s/ Ellis J. Whipple
		Name:	Ellis J. Whipple
		Title:	Administrative Trustee